                                                                    Exhibit 23.2

Consent of independent public accountants





As independent public accountants, we hereby consent to the incorporation of our report dated March 23, 2001 included in this Form 10-K/A, into the Company's previously filed Registration Statement File. No.'s 333-68166, 333-54584 and 333-54582.



/s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
May 14, 2002